Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of our report dated February 07, 2024, relating to the combined financial statements of Helport Limited. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

August 8, 2024

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